Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 17, 2021, with respect to the consolidated financial statements of MINISO Group Holding Limited, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Guangzhou, China

June 29, 2022